EXHIBIT 10.11

                         Commitment Letter Comerica Bank


                                                        COMERICA
--------------------------------           -------------------------------------
Comerica Bank-California                     HIGH TECHNOLOGY BANKING DIVISION
                                              55 Almaden Boulevard, 2nd Floor
                                                   San Jose, CA 95113


March 15, 1999


John Trewin
Chief Financial Officer
California Micro Devices Corp.
215 Topaz Street
Milpitas, Ca 95035

Dear John,

Comerica Bank - California ("Bank") is please to commit to California Micro Devices Corp. ("Borrower") the following credit facility:

FACILITY #1
TYPE/AMOUNT:         $3,000,000  revolving  secured accounts  receivable line of credit including a within line facility for letters of credit up to $500,000.

PURPOSE:             For short term operating needs and for letters of credit.

ADVANCE: 75% of eligible receivables. Ineligible accounts are contra, foreign not covered by a letter of credit or credit insurance acceptable to the Bank, affiliate, employee, government, consignment, C.O.D., over 90 day accounts, all accounts from companies which have more than 25% if its accounts over 90 days past due as well as account concentrations in excess of 20% of the total. If borrowings exceed $500,000 then the facility converts to a D.O.F. (Daily Dominion of Funds reporting) until Borrower reports two consecutive increasing quarters of operating profits and NPAT of at least $100,000 per quarter.

PRICING:             Prime rate plus .50%.
                     $25,000 up-front fee.

REPAYMENT:           Interest is to be paid monthly. Principal is limited to the borrowing Base and is due at maturity.

EXPIRATION:          6/30/2000 (15 months).  Documentary  and Standby Letters of
                     Credit are not to expire after the line expiration. If the line of credit is not renewed then the letters of credit outstanding are to be cash secured.


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SECURITY:            Perfected  first  security  interest  in all of  borrower's assets (unencumbered fixed assets) and other intangibles. Borrower is to not have a second lien on its assets. Borrower is not to pledge its intellectual property or grant a non-pledge of its intellectual property to another party.


OTHER CONDITIONS:

This credit facility will be subject to a satisfactory pre-loan audit and be governed by a loan agreement that will include but will not be limited to the following:

1)       Borrower is to maintain the following financial covenants at all times:
         a)       Minimum  monthly  quick  ratio  of 1.25  (excludes  restricted cash).
         b)       Maximum total liabilities to tangible net worth of 1.0
         c) Minimum tangible net worth of $15,000,000 increasing by 75% of quarterly profits and by 100% of any new equity and/or subordinated debt raised and return of restricted cash. (TNW excludes restricted cash)
         d) Borrower is to achieve quarterly profitability beginning with the quarter ending 12- 31-99. Thereafter, Borrower may have one loss quarter per fiscal year with a maximum loss of $250,000 with no two consecutive quarterly losses.

2)       Borrower to provide Bank with:
         a) Monthly financial statements within twenty (20) days of month end if borrowing.
         b) Annual unqualified CPA audited financial statements with ninety (90) days of FYE.
         c) Monthly borrowing base certificate, accounts receivable, and payable agings within 15 days of month end if borrowing.
         d) Quarterly borrowing base certificate, accounts receivable, and payable agings within 15 days of quarter end if not borrowing. If borrowing, borrowing base certificate is to be no more than thirty days old.
         e) Budgets, sell through reports, projections or other financial exhibits which Bank may reasonably request.
         f) Satisfactory disclosure of status of legal actions against Borrower.

3)       Without Bank's prior written approval, Borrower will not:
         a) Pledge assets other than to the Bank except for purchase money (lease) transactions.
         b) Enter into any other direct borrowings, lend money or enter into guarantees.
         c)       Enter into any merger or acquisition.
         d)       Repurchase stock, declare or pay cash dividends.
         e) Make capital expenditures or lease equipment (purchase money transactions) in excess of $1,500,000 per year.

4) Bank will have the right to audit the Borrower's financial records. Audit costs are for the account of the Borrower and are on a semi-annual schedule. Audit costs are not to exceed $750 per audit.


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5)       Borrower is to provide  evidence of full risk  insurance  covering  all assets pledged to the Bank and loss payable endorsement naming lender as loss payee.

6) There shall be a cross default provision between this credit and any existing or future credit arrangements.

7) Borrower's demonstration to the satisfaction of the Bank that Borrower has taken and is taking all necessary and appropriate steps to ensure that Borrower, its businesses, and its material customers, suppliers and vendors are year 2000 Compliant in a timely manner.
         "Year 2000 Compliant".

8) Reasonable out of pocket costs, legal and filing fees are for the account of the Borrower.

9)       Borrower is to maintain its primary depository accounts with the Bank.

If the above commitment is acceptable please sign, date and return this commitment letter along with the commitment fees by March 25, 1999 at which time this commitment expires. We are pleased To offer this credit facility and to assist California Micro Devices in its growth plans.



Sincerely,

/s/ Alan Jepsen
----------------------------------------
Alan Jepsen
Vice President and Assistant Manager
Comerica Bank - California
High Technology Division



Agreed to and accepted by:


/s/John Trewin
----------------------------------------
John Trewin
Chief Financial Officer
California Micro Devices Corp.